                                                                     EXHIBIT 4.4



                                                              EXHIBIT B
                                                                 TO
                                                       PARTICIPATION AGREEMENT

CERTAIN RIGHTS OF THE LESSOR UNDER THIS LEASE AND IN THE UNDIVIDED INTEREST HAVE BEEN ASSIGNED TO, AND ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF, THE FIRST NATIONAL BANK OF CHICAGO, AS INDENTURE TRUSTEE. THIS LEASE HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. SEE SECTION 21(e) FOR INFORMATION CONCERNING THE RIGHTS OF HOLDERS OF VARIOUS COUNTERPARTS HEREOF.

          ============================================================

                                     LEASE

                                  dated as of

                               September --, 1994

                                    between

                SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION,
          not in its individual capacity, but solely as Owner Trustee under Trust Agreement [No. 1][No. 2],
                           dated as of July 15, 1994,
                    with Philip Morris Capital Corporation,

                                   as Lessor

                                      and

                             NEWMONT GOLD COMPANY,

                                   as Lessee

          ============================================================

                      NEWMONT GOLD ORE TREATMENT FACILITY

                             Trust [No. 1][No. 2]

                               TABLE OF CONTENTS




Section                           Title                                                      Page
- -------                           -----                                                      ----
SECTION 1.  Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

SECTION 2.  Lease of Undivided Interest; Sublease of
                     Site Interest; and Lease Term.   . . . . . . . . . . . . . . . . . . . .   2

SECTION 3.  Rent; Adjustments to Rent; and Ground Lease Rent  . . . . . . . . . . . . . . . .   2
                  (a)     Basic Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                  (b)     Supplemental Rent . . . . . . . . . . . . . . . . . . . . . . . . .   3
                  (c)     Failure to Pay Supplemental Rent  . . . . . . . . . . . . . . . . .   4
                  (d)     Form of Payment . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                  (e)     Adjustments for Changes in Pricing Assumptions  . . . . . . . . . .   5
                  (f)     Further Adjustments . . . . . . . . . . . . . . . . . . . . . . . .   5
                  (g)     Adequacy of Payments  . . . . . . . . . . . . . . . . . . . . . . .   6

SECTION 4.  Net Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

SECTION 5.  Return of the Undivided Interest  . . . . . . . . . . . . . . . . . . . . . . . .   7
                  (a)     Return of the Undivided Interest  . . . . . . . . . . . . . . . . .   7
                  (b)     Disposition Services  . . . . . . . . . . . . . . . . . . . . . . .   8
                  (c)     Inspection  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

SECTION 6.  Warranty of the Lessor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                  (a)     Quiet Enjoyment . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                  (b)     Disclaimer of Other Warranties  . . . . . . . . . . . . . . . . . .   9

SECTION 7.  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

SECTION 8.  Operation and Maintenance; Marking; Inspection  . . . . . . . . . . . . . . . . .  10
                  (a)     Operation and Maintenance . . . . . . . . . . . . . . . . . . . . .  10
                  (b)     Inspection  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10





                                      (i)

Section                           Title                                                      Page
- -------                           -----                                                      ----
                  (c)     Replacement of Components . . . . . . . . . . . . . . . . . . . . .  11
                  (d)     Modifications . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                  (e)     Reports of Modifications  . . . . . . . . . . . . . . . . . . . . .  12
                  (f)     Title to Modifications  . . . . . . . . . . . . . . . . . . . . . .  12
                  (g)     Funding of Modifications  . . . . . . . . . . . . . . . . . . . . .  13
                  (h)     Failure to Finance; Purchase Rights . . . . . . . . . . . . . . . .  14
                  (i)     Marking . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                  (j)     Environmental Compliance  . . . . . . . . . . . . . . . . . . . . .  15
                  (k)     Contest of Requirements of Law  . . . . . . . . . . . . . . . . . .  16

SECTION 9.  Loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                  (a)     Event of Loss . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                  (b)     Consequences of an Event of Loss  . . . . . . . . . . . . . . . . .  17
                  (c)     Damage Not Constituting an Event
                            of Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                  (d)     Excess Loss Proceeds  . . . . . . . . . . . . . . . . . . . . . . .  18
                  (e)     Application of Payments Not Relating
                            to an Event of Loss . . . . . . . . . . . . . . . . . . . . . . .  18
                  (f)     Other Dispositions  . . . . . . . . . . . . . . . . . . . . . . . .  18

SECTION 10.  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

SECTION 11.  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

SECTION 12.  Assignment or Sublease . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

SECTION 13.  Lease Renewals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                  (a)     Lease Renewal . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                  (b)     Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                  (c)     Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                  (d)     Determinations  . . . . . . . . . . . . . . . . . . . . . . . . . .  24

SECTION 14.  Purchase Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

SECTION 15.  Early Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

SECTION 16.  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27





                                      (ii)

Section                           Title                                                      Page
- -------                           -----                                                      ----
SECTION 17.  Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                  (a)     Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                  (b)     No Release  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                  (c)     Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . . . .  32
                  (d)     Exercise of Other Rights or Remedies  . . . . . . . . . . . . . . .  32

SECTION 18.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

SECTION 19.  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

SECTION 20.  Right to Perform for Lessee  . . . . . . . . . . . . . . . . . . . . . . . . . .  34

SECTION 21.  Amendments and Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                  (a)     Amendments in Writing . . . . . . . . . . . . . . . . . . . . . . .  34
                  (b)     Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                  (c)     Severability of Provisions  . . . . . . . . . . . . . . . . . . . .  34
                  (d)     True Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                  (e)     Original Lease  . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                  (f)     Other Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                  (g)     Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                  (h)     Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                  (i)     Counterpart Execution . . . . . . . . . . . . . . . . . . . . . . .  35


                                  SCHEDULES

SCHEDULE 1       Pricing Assumptions
SCHEDULE 2       Basic Rent Payments
SCHEDULE 3       Stipulated Loss Values
SCHEDULE 4       Early Buy-Out Price
SCHEDULE 5       Termination Values
SCHEDULE 6       Description of the Facility


                                   EXHIBIT

EXHIBIT A                 Certificate of Acceptance





                                     (iii)

                                     LEASE



                 THIS LEASE, dated as of September __, 1994, between SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee under Trust Agreement [No. 1][No. 2], dated as of July 15, 1994 (Trust Agreement [No. 1][No. 2]), with Philip Morris Capital Corporation (the Owner Participant), as Lessor (the Lessor), and NEWMONT GOLD COMPANY, a Delaware corporation, as lessee (the Lessee).


                              W I T N E S S E T H :


                 WHEREAS, the Lessee desires to lease the Undivided Interest from the Lessor and to sublease the Site Interest from the Ground Lease Lessee; and

                 WHEREAS, (i) the Lessor is willing to lease the Undivided Interest, and (ii) the Ground Lease Lessee is willing to sublease the Site Interest, in each case to the Lessee and on the terms and conditions set forth herein.

                 NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:


                 SECTION 1.  DEFINITIONS.

                 For purposes hereof, capitalized terms used herein shall have the meanings set forth in Appendix A to the Participation Agreement, dated as of July 15, 1994, among the Owner Participant, the Owner Trustee, individually and as Owner Trustee under Trust Agreement [No. 1][No. 2], the Indenture Trustee, individually and as Indenture Trustee under an Indenture, dated as of July 15, 1994, with the Owner Trustee, the Pass Through Trustee, individually and as Pass Through Trustee under the Pass Through Trust Agreement, and the Lessee. References herein to sections, paragraphs and clauses are to sections, paragraphs and clauses in this Lease unless otherwise indicated.

                 SECTION 2. LEASE OF UNDIVIDED INTEREST; SUBLEASE OF SITE INTEREST; AND LEASE TERM.

                 (a) Lease of Undivided Interest, etc. Upon and subject to the terms and conditions of this Lease, (i) the Lessor agrees to lease to the Lessee, and the Lessee hereby agrees to lease from the Lessor, the Undivided Interest and (ii) the Ground Lease Lessee agrees to sublease to the Lessee, and the Lessee hereby agrees to sublease from the Ground Lease Lessee, the Site Interest. The term of this Lease (the Lease Term) shall begin on the Closing Date and shall end on September 28, 2015, or such earlier or later date on which, or to which, this Lease shall have been terminated, extended or renewed, or the Lessee shall have exercised its Early Purchase Option, all pursuant to the terms hereof. During the Lease Term, the Lessee agrees to perform all terms and conditions of the Ground Lease Lessee under the Ground Lease and Easement.

                 (b) Character of the Facility. It is the express intention of the Lessor and the Lessee that the Facility and the Undivided Interest shall at all times be and remain personal property as to all persons and for all purposes to the fullest extent permitted by Applicable Law. In the event that, notwithstanding the foregoing, a court of competent jurisdiction shall make a final determination that some part or portion of the Undivided Interest constitutes real property under Applicable Law, then this Lease shall be deemed to be and shall be construed as a divisible and severable contract between the Lessor and the Lessee for the leasing of respectively (i) the part or portion of the Undivided Interest so determined to constitute real property under Applicable Law, and (ii) the remainder of the Undivided Interest, all to the same extent and with the same force and effect as though a separate lease had been entered into by the Lessor and the Lessee in respect of the part or portion of the Undivided Interest so determined to constitute real property and the remainder of the Undivided Interest and the amount of each installment of Basic Rent payable in respect of the part or portion of the Facility so determined to constitute real property shall bear the same relationship to the aggregate amount of such installment of Basic Rent as the cost to the Lessor of such part or portion of the Undivided Interest so determined to constitute real property shall bear to Facility Cost.


                 SECTION 3.  RENT; ADJUSTMENTS TO RENT; AND GROUND LEASE RENT.


                 (a) INTERIM RENT AND BASIC RENT. The Lessee shall pay to the Lessor as Interim Rent and Basic Rent for the Undivided Interest, the following amounts:

                 (1) on the Basic Lease Commencement Date, an amount with respect to the Interim Term, equal to all Interim Rent.

                 (2) on each Rent Payment Date during the Basic Lease Term, an amount, determined initially on the basis of the Pricing Assumptions, but subject to adjustments pursuant to this Section 3 and subject to Section 3(g), equal to the product obtained by multiplying Facility Cost by the percentage set forth opposite the number of such Rent Payment Date in Schedule 2 hereto (as such Schedule may be amended from time to time pursuant to a Lease Supplement) with respect to the respective periods indicated on such schedule.

                 (3) on each Rent Payment Date during any Fixed Rate Renewal Term, an amount equal to 50% of the average of all installments of Basic Rent during the Basic Lease Term.

                 (4) on each Rent Payment Date during any Fair Market Renewal Term, an amount equal to the Fair Market Rental Value of the Undivided Interest established for such Fair Market Renewal Term pursuant hereto.

Clause (2) above to the contrary notwithstanding, if the Lessee shall pay any amount pursuant to clause (1) above, it shall thereafter have the right to reduce the amount of Basic Rent payable pursuant to clause (2) by an amount equal to the excess, if any, of (i) the amount of Basic Rent payable on any Rent Payment Date over (ii) the amount of principal and interest due and payable on such Date with respect to the Notes, and such right shall continue until such time as the Lessee shall have recovered, by set- off, the full amount paid under such clause (1), together with interest on the outstanding balance thereof at a rate equal to the Overdue Rate for the period from the Basic Lease Commencement Date to the Rent Payment Date on which the foregoing amount shall have been recovered in full.

                 (b) SUPPLEMENTAL RENT. The Lessee shall pay the following amounts as supplemental rent (Supplemental Rent):

                 (1) on demand, any amount (other than Basic Rent, Stipulated Loss Value, Termination Value and the Early Buy- Out Price) which the Lessee is required to pay, or agrees to pay, under this Lease or any other Transaction Document.

                 (2) on the date provided herein, any amount payable hereunder as Stipulated Loss Value, Termination Value, Early Buy-Out Price or Fair Market Value.

                 (3) on demand and in any event on the next succeeding Rent Payment Date, to the extent permitted by Applicable Law, interest at a rate equal to the Overdue Rate on any payment of Basic Rent or Supplemental Rent not paid when due (whether or not the Lessee's payment obligation is subject to any period of grace) for any period for which the same shall be overdue.

                 (4) on any Refunding Date, an amount equal to premium, if any, and, if such Refunding Date shall occur on any date other than a Rent Payment Date, accrued and unpaid interest, on the Notes so refunded which shall be payable on the date of such Refunding in accordance with the terms of such Notes and the Indenture.

                 (5) on any date of prepayment of the Notes (other than pursuant to a Refunding), an amount equal to the premium, if any, required to be paid with respect to the Notes being prepaid on such date.

                 (6) on the dates provided for in the Ground Lease and Easement, an amount equal to the Ground Lease Rent due under the Ground Lease and Easement.

                 (c) FAILURE TO PAY SUPPLEMENTAL RENT. If the Lessee shall fail to pay Supplemental Rent when the same shall be due and payable, the Lessor shall have all rights, powers and remedies provided for herein, at law or in equity, in respect of the nonpayment of Basic Rent.

                 (d) FORM OF PAYMENT. All payments of Rent shall be made in immediately available funds on the date each such payment shall be due hereunder and shall be paid to either (i) in the case of payments other than Excepted Payments or Ground Lease Rent, the Indenture Trustee so long as the Notes shall be outstanding, and thereafter as the Lessor may direct by notice in writing to the Lessee, or (ii) in the case of Excepted Payments and Ground Lease Rent, the Person entitled to receive such payments under the terms hereof or of any other Transaction Document at such address as such Person may direct by notice in writing to the Lessee. The Lessee shall cause each transfer of funds to be initiated by such time as shall permit oral confirmation of such transfer to be given no later than 11:00 a.m., New York City time, on the applicable payment date. If the date on which any payment of Rent is due shall not be a Business Day, such payment shall be payable on the next succeeding Business Day, together with interest thereon at the Overdue Rate for the period from, and including, the due date to, but excluding, such next succeeding Business Day.

                 (e)      ADJUSTMENTS FOR CHANGES IN PRICING ASSUMPTIONS.
Basic Rent, Stipulated Loss Value and Termination Value shall be subject to adjustment, upward or downward, to preserve Net Economic Return in consequence of, (i) any Tax Law Change, (ii) any change in the actual interest rate on, the schedule for the amortization of, and any other material term of, the Notes, if different from that assumed in the Pricing Assumptions, (iii) a Closing Date which shall occur on any date other than September 28, 1994, provided, however, that no such change in the Closing Date shall result in any adjustment with respect to any issues arising under section 168(d)(3) of the Code, (iv) Transaction Expenses being greater than 1% of Facility Cost and (v) changes from the Depreciation Deductions set forth in the Pricing Assumptions. Adjustments, if any, pursuant to clauses (i) through (v) above shall be made on, and be effective as of, the Closing Date. Prior to the Closing Date, the Lessor, based upon information provided by the Owner Participant, shall provide to the Lessee, upon reasonable request and reasonable advance notice, alternative adjustments to Basic Rent, Stipulated Loss Value and Termination Value to reflect the final adjustment to the Pricing Assumptions both with and without concurrent adjustment to the Early Buy-Out Price. In each such case, the Lessee, in its sole discretion, may choose to effect either of such alternative adjustments by giving prompt written notice to such effect to the Lessor and the Owner Participant.


                 (f) FURTHER ADJUSTMENTS. Basic Rent, Stipulated Loss Value, Termination Value and the Early Buy-Out Price (in each case, after giving effect to any prior adjustments pursuant to Section 3) shall be subject to further adjustment, upward or downward, to reflect, and to preserve Net Economic Return in consequence of, any Additional Equity Investment, any Supplemental Financing, any Refunding of the Notes and as a result of any portion of the Facility being placed in service for Federal income tax purposes after December 31, 1994 (the "In Service Date"), which adjustment shall be made on or before the Rent Payment Date next following the date of such investment, financing or Refunding, or the In Service Date, as the case may be, and shall be effective with respect to such Basic Rent Payment and all payments of Basic Rent, Stipulated Loss Value, Termination Value and the Early Buy-Out Price payable thereafter. If, in connection with any Refunding of the Notes, the Lessee shall have paid, as Supplemental Rent, an amount equal to accrued and unpaid interest on the Notes being refunded on a Refunding Date which is not a Rent Payment Date, Basic Rent payable on the Rent Payment Date next succeeding such Refunding Date (if not yet adjusted to reflect such Refunding pursuant to this Section 3(f)) shall be reduced by the amount of such Supplemental Rent payment.


                 (g) ADEQUACY OF PAYMENTS. Each installment of Basic Rent payable on each Rent Payment Date shall be, under any circumstances and in any event, at least sufficient to pay on such Rent Payment Date, and any payment of Stipulated Loss Value, Termination Value or the Early Buy-Out Price payable on any date on which the payment of any such value shall be required or permitted hereunder shall be, under any circumstances and in any event, at least sufficient to pay on such date, all principal of, premium, if any, and interest on, all Notes then due and payable. The amount of each adjustment to Basic Rent, Stipulated Loss Value, Termination Value and, if and when required, the Early Buy-Out Price shall first be determined by the Owner Participant, but shall be subject to verification, at the Lessee's expense, by an Independent Auditor if the Lessee shall so request. Subject only to such verification, such adjustment shall be conclusive and binding on the Lessee if the Owner Participant confirms to the Lessee in writing that such adjustment was computed on a basis consistent with the original computation of Basic Rent, Stipulated Loss Value, Termination Value and Early Buy-Out Price. Each adjustment pursuant to this Section 3 shall be evidenced by the execution and delivery of a Lease Supplement, but shall be effective on and as of the date provided herein without regard to the date on which such Lease Supplement is actually executed and delivered.


                 SECTION 4.  NET LEASE.

                 This Lease shall be a net lease and the Lessee hereby acknowledges and agrees that the Lessee's obligation to pay all Rent hereunder, and the rights of the Lessor in and to such Rent, shall be absolute and unconditional and shall not be affected by any event, circumstance or reason whatsoever, including (i) any set-off, abatement, counterclaim, suspension, recoupment, reduction, defense or other right which the Lessee may have against the Lessor, the Owner Participant, the Indenture Trustee, any vendor or manufacturer with respect to the Facility or any Component incorporated therein, or any other Person, (ii) any defect in the design or condition of the Facility, the Facility Site, any Component incorporated therein or the Undivided Interest, the merchantability thereof, the fitness thereof for any particular purpose, title to the Facility, the Facility Site, any Component incorporated therein or the Undivided Interest, the quality of the material or the workmanship thereof, the conformity thereof to the Plans and Specifications, or the absence of any latent or other defects, whether or not discoverable, (iii) any loss, theft or destruction of the Facility, or any interference, interruption or cessation, of whatever duration, in the use or possession thereof, of any Component incorporated therein, or of the Undivided Interest by the Lessee or any Person, (iv) any restriction, prevention or curtailment of or interference with any use of the Facility, the Facility Site or of the Undivided Interest, (v) any insolvency, bankruptcy, reorganization or similar proceeding by or against the Lessee, the Lessor, the Owner Participant or any other Person, (vi) the invalidity, illegality or unenforceability of any Transaction Document (including this Lease), any other infirmity herein or therein, or any lack of right, power or authority of the Lessee, the Lessor, the Owner Participant, the Indenture Trustee or any other Person to enter into this Lease or any other Transaction Document, (vii) the breach or failure of any warranty or representation made in any Transaction Document by the Lessor, the Owner Participant, the Indenture Trustee or any other Person, (viii) any amendment or other change of, or any assignment of rights under, this Lease or any other Transaction Document, or any waiver or any other action or inaction under or in respect of this Lease or any other Transaction Document, or any exercise or nonexercise of any right or remedy under this Lease or any other Transaction Document, including the exercise of any foreclosure or other remedy under the Indenture or this Lease, or the sale of the Facility, the Facility Site, any Component incorporated therein or the Undivided Interest, or (ix) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing. The Lessee hereby waives, to the extent permitted by Applicable Law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease except in accordance with the express terms hereof. If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise, except as specifically provided herein, the Lessee nonetheless agrees to pay to the Lessor an amount equal to each installment of Basic Rent and all Supplemental Rent at the time such payment would have become due and payable in accordance with the terms hereof had this Lease not been terminated in whole or in part. Each payment of Rent made by the Lessee shall be final and, except as provided in Section 3(a) hereof, the Lessee shall not seek to recover all or any part of such payment from the Lessor or any other Person for any reason whatsoever.


                 SECTION 5.  RETURN OF THE UNDIVIDED INTEREST.

                 (a) RETURN OF THE UNDIVIDED INTEREST. Upon the expiration of the Lease Term or the termination of this Lease pursuant to the terms hereof, the Lessee shall surrender possession of the Undivided Interest to the Lessor, subject to the terms and provisions of the Ground Lease and Easement and the Facility Agreements. At the time of such return the Undivided Interest shall be free and clear of all Liens (other than Lessor's Liens, Owner Participant's Liens and the Lien of the Ground Lease and Easement and the Facility Agreements) and the Facility shall be in the condition and repair required by Section 8 and shall be capable of operating in compliance with all Applicable Laws and Governmental Actions relating to the Facility. At the time of the return of the Undivided Interest, the Lessee will, at the Lessor's option, either remove all Severable Modifications title to which is in the Lessee, or sell or lease such Modifications to the Lessor for a price or at a rental equal to the Fair Market Value or Fair Market Rental Value thereof. At the time of such return, the Lessee shall provide the Lessor with spares and other supplies used in the operation of the Facility in amounts sufficient to enable to the User to operate the Facility consistent with Prudent Mining Industry Practice and all Applicable Laws.

                 (b) DISPOSITION SERVICES. The Lessee agrees that if it does not exercise its option hereunder to renew this Lease or to purchase the Undivided Interest, then during the last eighteen months of the Basic Term or the applicable Renewal Term, as the case may be, the Lessee will fully cooperate with the Lessor in connection with the Lessor's efforts to dispose of, and, in addition, at the request of the Lessor, the Lessee will make a reasonable effort to dispose of, the Undivided Interest and the Lessor's interest under the Ground Lease and Easement and the Facility Agreements. The Lessor agrees to reimburse the Lessee for its reasonable out-of-pocket costs and expenses incurred in connection with such efforts, whether or not the Lessor disposes of the Undivided Interest.

                 (c)      INSPECTION.  During the last year of the Lease Term,
(i) the Lessor may retain an independent consultant at the Lessee's expense to inspect the Facility for purposes of confirming that the return conditions set forth in this Section 5 will be complied with upon redelivery to the Lessor at the end of the Lease Term, and (ii) with reasonable notice and during normal business hours, the Lessee will cooperate in all reasonable respects with the efforts of the Lessor, or such independent consultant, to inspect the Facility and any records relating to the Facility then in the possession of the Lessee or any Affiliate thereof in order to confirm compliance with the return conditions set forth in clause (a) of this Section 5; provided that any such cooperation shall not interfere with the normal operation of the Facility by the Lessee.

                 SECTION 6.  WARRANTY OF THE LESSOR.

                 (a) QUIET ENJOYMENT. The Lessor warrants that during the Lease Term, so long as no Event of Default or Bankruptcy Default shall have occurred and be continuing, it will not take any action in violation of, or to disturb, the Lessee's quiet enjoyment, possession and use of the Facility, including the Undivided Interest, in accordance with the terms hereof and of the other Transaction Documents.

                 (b) DISCLAIMER OF OTHER WARRANTIES. The warranty set forth in paragraph (a) above is in lieu of all other warranties of the Lessor, whether written or oral or express or implied, with respect to this Lease, the Facility, any Component incorporated therein or the Undivided Interest. As between the Lessor and the Lessee, execution by the Lessee of the Certificate of Acceptance shall be conclusive proof of the compliance of the Facility and the Undivided Interest with all requirements of this Lease, and THE LESSOR LEASES AND THE LESSEE TAKES THE UNDIVIDED INTEREST AS IS AND WHERE IS, and the Lessor shall not be deemed to have made, and THE LESSOR HEREBY DISCLAIMS, ANY OTHER REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING THE DESIGN OR CONDITION OF THE FACILITY, ANY COMPONENT INCORPORATED THEREIN OR THE UNDLVLDED INTEREST, THE MERCHANTABILITY THEREOF OR THE FITNESS THEREOF FOR ANY PARTICULAR PURPOSE, TITLE TO THE FACILITY, ANY COMPONENT INCORPORATED THEREIN OR THE UNDIVIDED INTEREST, THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREOF OR THE CONFORMITY THEREOF TO THE PLANS AND SPECIFICATIONS, OR THE ABSENCE OF ANY LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, NOR SHALL THE LESSOR BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LIABILITY IN TORT, STRICT OR OTHERWISE), it being agreed that all such risks, as between the Lessor and the Lessee, are to be borne by the Lessee.


                 SECTION 7.  LIENS.

                 Excepting only Permitted Liens, the Lessee will not directly or indirectly create, incur, assume or suffer to exist any Liens on or with respect to the Site Interest or the Facility or any Component incorporated therein or the Undivided Interest, or the Lessor's title thereto or any interest of the Lessor therein. The Lessee will promptly, at its own expense, take such action as may be necessary duly to discharge any Lien other than Permitted Liens.


                 SECTION 8.  OPERATION AND MAINTENANCE; MARKING; INSPECTION.

                 (a) OPERATION AND MAINTENANCE. The Lessee covenants that it will (i) operate, service, repair and maintain the Facility and the Site Interest so that the condition and operating efficiency thereof will be maintained and preserved, ordinary wear and tear excepted, in a manner consistent with (x) Prudent Mining Industry Practice, (y) such operating standards as shall be required to enforce warranty claims against the Contractor and all vendors, manufacturers and subcontractors, and (z) the terms and conditions of all insurance policies in effect with respect to the Facility, Site Interest, or the Undivided Interest, (ii) comply with Applicable Law affecting the Facility, the Facility Site, or the Undivided Interest and the use, operation and maintenance thereof (including, the disposal of wastes and other by-products of the Facility) unless the validity or applicability of any such Law is being contested as permitted by Section 8(k), and (iii) keep and maintain proper books and records relating to all services rendered and all funds expended for operation and maintenance of the Facility and the Facility Site and the acquisition, construction and installation of all Replacement Components and Modifications, all in accordance with GAAP and Prudent Mining Industry Practice. The Lessor shall not be obliged to maintain, alter, repair, rebuild or replace any Component incorporated in the Facility. The Lessee further covenants that other assets or facilities of Newmont located in the Carlin Complex, the use and operation of which have or may have a material impact on the Facility, shall be maintained by Newmont consistent with Prudent Mining Industry Practice.

                 (b) INSPECTION. Subject to Section 8(j) hereof, any of the Lessor, the Owner Participant or the Indenture Trustee shall have the right, but not the duty, to inspect the Facility and the Site Interest at its expense. Upon the request of any such Person, the Lessee shall, upon reasonable notice and during ordinary business hours, make the Facility and the Site Interest, and the Lessee's operating, maintenance and repair records pertaining to the Facility and the Site Interest, available to such Person for inspection. Notwithstanding the first sentence of this clause, if the Lessor, the Owner Participant or the Indenture Trustee has given the Lessee notice that it desires to inspect the Facility or the Site Interest in connection with a Default, then the reasonable expenses of such inspection shall be for the account of the Lessee.

                 (c) REPLACEMENT OF COMPONENTS. If and to the extent required by paragraph (a) above and in compliance with the Lessee's covenant thereunder, unless prohibited by Applicable Law, the Lessee, at its sole expense, will promptly replace each Component, the replacement of which shall be required in accordance with Prudent Mining Industry Practice or Applicable Law (each such Component so replaced being herein referred to as a Replacement Component), which may from time to time fail to function in accordance with its intended use, or become worn out, destroyed, damaged beyond repair, lost, condemned, confiscated, stolen or seized for any reason whatsoever. In addition, in the ordinary course of maintenance, service, repair or testing, the Lessee may remove any Component incorporated in the Facility; PROVIDED that the Lessee shall cause such Component to be replaced by a Replacement Component as promptly as practicable and, upon replacement of such Component in accordance with this paragraph (c), the Lessee shall be entitled to retain the entire amount of the net proceeds (including the Undivided Interest in such net proceeds) of any sale or disposition of such removed Component. Each Replacement Component shall be free and clear of all Liens except Permitted Liens and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Component replaced, assuming such replaced Component was in the condition and repair required under paragraph (a) above. The Undivided Interest in each Component removed from the Facility shall remain the property of the Lessor, no matter where located, until such time as such
Component shall be replaced by a Replacement Component.   Immediately upon the
incorporation of any Replacement Component, without further act, (i) title to an Undivided Interest in the removed Component shall thereupon vest in the Lessee or its designee, free and clear of all rights of the Lessor, the Owner Participant or the Indenture Trustee, (ii) title to an undivided interest in such Replacement Component, the percentage of which shall be equal to the Lessor's Share, shall thereupon vest in the Lessor and (iii) such undivided interest in such Replacement Component shall become subject to this Lease and be deemed part of the Undivided Interest and the Facility for all purposes hereof to the same extent that the Lessor had an Undivided Interest in the Component originally incorporated in the Facility.

                 (d) MODIFICATIONS. The Lessee shall make all Required Modifications in accordance with Prudent Mining Industry Practice and Applicable Law. The Lessee may make any Severable Modification and any Nonseverable Modification (other than a Required Modification) when, and under the circumstances under which, the Lessee, in its sole discretion, shall deem any such Modification appropriate (each such Modification being herein referred to as an Optional Modification). All Required and Optional Modifications, once initiated, shall be completed in a good and workmanlike manner, with reasonable dispatch. No Severable Optional Modification or Nonseverable Optional Modification shall impair the value, utility or useful life of the Facility or cause the Facility to be "limited use property" for Federal income tax purposes; provided, however, that the Lessee shall use its best efforts to avoid impairing the value, utility or useful life of the Facility or causing it to become "limited use property" as a consequence of making Required Modifications and if the Lessee shall have the right to choose alternative methods for implementing any Required Modification, one of which alternative methods would avoid impairing the value, utility or useful life of the Facility or causing it to become "limited use property", the Lessee will implement such alternative method.

                 (e) REPORTS OF MODIFICATIONS. On or before April 1 of each year throughout the Lease Term, commencing April 1, 1995, the Lessee shall furnish the Lessor with a report describing separately and in reasonable detail each Modification having a cost in excess of $500,000 which was incorporated in the Facility during the preceding calendar year (or, in the case of the report to be furnished on or before April 1, 1995, during the period from the Closing Date through March 31, 1995). Each such report shall indicate, separately with respect to each Modification, the actual cost thereof, the arrangement for the financing thereof and the Person who holds title thereto or to an undivided interest therein in accordance herewith.

                 (f) TITLE TO MODIFICATIONS. Title to an undivided interest, the percentage of which shall be equal to the Lessor's Share, in each Modification shall vest, as follows:

                 (1) in the case of each Nonseverable Optional Modification and each Required Modification, whether or not the Lessor shall have financed or provided financing therefor (in whole or in part) by an Additional Equity Investment or a Supplemental Financing, or both, effective on the date such Modification shall have been incorporated in the Facility, the Lessor shall, without further act, acquire title to such an undivided interest therein;

                 (2) in the case of each Severable Optional Modification, if the Lessor shall have provided financing therefor (to the full extent of the Lessor's Share of the actual cost thereof) by an Additional Equity Investment or a Supplemental Financing, or both, then effective on the date of payment, or the date on which the Lessor shall unconditionally be obligated to make payment of an amount equal to the product obtained by multiplying the cost (or the then estimated cost) thereof by the Lessor's

         Share, the Lessor shall, without further act, acquire title to such undivided interest in such Modification; and

                 (3) in the case of each Severable Optional Modification, if the Lessor's Share of the cost thereof shall not have been financed by the Lessor by an Additional Equity Investment or a Supplemental Financing, or both, title to such Modification shall vest in the Lessee and, subject only to the provisions of Section 5(a), the Lessor shall have no interest therein, and neither such Modification nor any such undivided interest shall thereafter be, or be deemed to be, incorporated in the Facility or the Undivided Interest.

Immediately upon title to such undivided interest in any Modification vesting in the Lessor pursuant to clauses (1) or (2) above, such undivided interest in such Modification shall, without further act, become subject to this Lease and be deemed part of the Undivided Interest and of the Facility for all purposes hereof.

                 (g) FUNDING OF MODIFICATIONS. The Lessee may request that the Lessor provide financing of an undivided interest, the percentage of which shall be equal to the Lessor's Share, of the capital cost of any Modification incorporated in the Facility at any time during the twelve months preceding such request. The Lessor may, with funds provided by the Owner Participant, in the Owner Participant's sole discretion, make an additional direct investment in any such Modification (any such direct investment being herein referred to as an Additional Equity Investment). If no Bankruptcy Default, Payment Default or Event of Default shall have occurred and be continuing, and if the Lessee elects to effect, and arranges, such transaction, the Lessor shall issue one or more Supplemental Financing Notes to finance (x) the excess, if any, of (A) an amount equal to the product obtained by multiplying the actual cost of any such Modification by the Lessor's Share, over (B) any Additional Equity Investment, or (y) if the Owner Participant shall elect not to make any Additional Equity Investment, an amount equal to the product obtained under sub-clause (A) of clause (x) above (such issue being herein called a Supplemental Financing). Such Supplemental Financing Notes shall be issued in a Supplemental Financing to one or more Persons (other than a Person affiliated with the Lessee within the meaning of section 318 of the
Code) under the Indenture and in a public or private sale; provided that, as conditions precedent to any such issuance and sale (1) the Lessor and the Owner Participant shall have received a tax opinion satisfactory to the Owner Participant to the effect that under Applicable Law there is no unindemnified adverse tax consequence resulting from such Supplemental Financing, (2) the Notes outstanding immediately prior to a Supplemental

Financing and the Supplemental Financing Notes will be rated at Investment Grade upon completion of the Supplemental Financing and Newmont shall not be on credit watch for a possible downgrade at such time, (3) the Supplemental Financing Notes shall mature on or prior to the expiration of the Basic Lease Term and, so long as there are Notes outstanding under the Indenture, the conditions set forth in Section 2.15(b) of the Indenture shall have been satisfied, (4) the Supplemental Financing Notes are in an aggregate principal amount of (x) not less than the Lessor's Share of $10,000,000 and, when added to the original principal amount of all prior issues of Supplemental
Financing Notes, (y) not more than the Lessor's Share of $40,000,000, (5) such Supplemental Financing, together with all prior Supplemental Financings, do not exceed four in number, and (6) the principal amount of the Lessor's Supplemental Financing Notes, together with the principal amount of all prior issues of the Lessor's Supplemental Financing Notes and all Notes issued on the Closing Date, do not exceed 80% of the sum of Facility Cost plus the cost of all Modifications theretofore financed hereunder and then being financed and title to which shall have vested or shall then vest in the Lessor. All Supplemental Financing Notes shall be issued and secured under the Indenture and shall be pari passu with the Notes. The Lessor shall have the right to receive any and all certificates, documents, opinions or other instruments as the Lessor may reasonably request in connection with any such Supplemental Financing.

                 (h) FAILURE TO FINANCE; PURCHASE RIGHTS. The failure or inability of the Lessor to make an Additional Equity Investment or to effect a Supplemental Financing in respect of any such Modification shall not in any manner affect the Lessee's obligation to make any Required Modification in accordance with the terms hereof, in which case the Lessee shall carry out such obligation at its own expense and title to such Modification shall in such case vest as provided herein. The preceding sentence to the contrary notwithstanding, the Lessee shall have the right to terminate this Lease and purchase the Facility for (i) the applicable Termination Value if the Lessee shall propose financing of Required Modifications having an aggregate capital cost greater than $20,000,000, or (ii) the higher of Fair Market Value or Termination Value if the Lessee shall propose Nonseverable Optional Modifications having an aggregate capital cost greater than $20,000,000, and, in either such case, the Lessor shall decline to effect a Supplemental Financing or the Lessee and the Lessor shall be unable to reach agreement on satisfactory financing arrangements with respect thereto. In any such case, the Lessee shall give notice of its election to the Lessor and such purchase shall occur on the next Rent Payment Date, or if such Rent Payment date shall be less than twenty (20) days following the date of the foregoing notice, the second Rent Payment Date following the date of the foregoing notice. If the Lessee gives notice to the Lessor of its election to exercise the purchase option provided for in this Section 8(h) and has established to the satisfaction of the Lessor the circumstances which entitle it to exercise such option and, where applicable, the Fair Market Value of the Undivided Interest, the Lessor shall promptly give notice to the Indenture Trustee of the Lessee's exercise of such option and on the first Rent Payment Date thereafter, the Lessee shall pay to the Lessor an amount equal to the Termination Value or the then Fair Market Value of the Undivided Interest, as applicable, plus all Basic Rent and Supplemental Rent then due and payable, in which case this Lease shall terminate and the Lessor shall transfer the Undivided Interest to the Lessee on an as is, where is basis, free and clear of all Lessor's Liens and Owner Participant's Liens, but without any other recourse, representation or warranty.

                 (i) MARKING. The Lessee agrees, at its own cost, expense and liability, to maintain in a prominent place a durable, readily visible inscription of such type and content as from time to time may be required by law or otherwise deemed necessary by the Lessor or the Indenture Trustee in order to protect the title of the Lessor to the Undivided Interest, the rights of the Lessor under this Lease and the Lien of the Indenture Trustee under the Indenture. The Lessee will promptly replace such marking if the same shall have been removed, defaced, obliterated or destroyed.

                 (j) ENVIRONMENTAL COMPLIANCE. In order to protect its interest therein, but at its own risk and expense, if the Lessee shall have delivered, or shall be required to deliver, a written notification pursuant to
Section 10(b)(i)(G) of the Participation Agreement, the Lessor shall, during a reasonable period thereafter, have the right, but not the duty, and acting solely upon instructions from the Owner Participant, upon reasonable notice, to either (i) conduct an environmental site assessment of the Site Interest and Facility, which shall be dedicated to the subject matter of such notice and the circumstances, events or occurrences described, or required to be described, therein, or (ii) during regular business hours, inspect the Facility and the Site Interest and conduct tests thereon to determine the extent to which there are any conditions, circumstances or practices relating to either the Facility, the Site Interest or the operation thereof, or to the conduct of activities thereon, which violate, or give rise to material liability or material remediation under, any Environmental Law at, upon or within the Site Interest or the Facility. If, after the Lessee receives from the Lessor a written request to remediate any material violation of any Environmental Law, the Lessee fails to do so promptly or, after commencement, to continue diligently to effect such remediation, the Lessor shall have the right, but not the duty, and acting solely upon instructions from the Owner Participant, to enter upon the Site Interest, upon reasonable notice at any reasonable time and at Lessee's expense, to investigate or to remedy such violation. In exercising its rights hereunder, the

Lessor shall use reasonable efforts to minimize interference with the Lessee's business, but no such entry shall be deemed to violate the Lessor's covenant of quiet enjoyment and, except in the case of the negligence or wilful misconduct of the Lessor or its agents, the Lessor shall not be liable for any interference, loss or damage to the Lessee's property or business caused thereby.

                 (k) CONTEST OF REQUIREMENTS OF LAW. If, with respect to any requirement of Applicable Law or any Governmental Action relating to the use, operation, maintenance or repair of the Facility, the Facility Site or the construction or installation of a Modification, the Lessee (i) is contesting diligently and in good faith by appropriate proceedings such requirement, or
(ii) shall have been excused or exempted by a valid nonconforming use permit, waiver, variance, extension or forbearance exempting the Lessee from such requirement and if no Event of Default or Bankruptcy Default has occurred and is continuing, then the failure by the Lessee to comply with such requirement shall not constitute a Default or Event of Default hereunder; provided that such contest or noncompliance does not extend beyond the last day of the Lease Term and does not involve (1) any danger of foreclosure, forfeiture or loss of the Facility or the Facility Site or any part thereof, (2) criminal liability being imposed on the Lessor, the Trust Estate, the Owner Participant, the Indenture Trustee or the Pass Through Trustee, (3) any substantial danger of the sale of, or the creation of any Lien (other than a Permitted Lien) on, the Site Interest, the Easement or the Facility, (4) material civil liability being imposed on the Lessor, the Trust Estate, the Owner Participant, the Indenture Trustee or the Pass Through Trustee or (5) with respect to the conditions noted in clause (ii) above, the extension of the ultimate imposition of such requirement beyond the last day of the Lease Term. The Lessee shall provide the Lessor with notice of any contest of the type described in clause (i) above in detail sufficient to enable the Lessor to ascertain whether such contest would be reasonably likely to have any adverse effect of the type described in the above proviso.


                 SECTION 9.  LOSS.

                 (a) EVENT OF LOSS. In the event that the Facility, the Easements or the Site Interest shall suffer either (i) an Event of Loss or (ii) an event which, in the reasonable opinion of the Lessee, might constitute an Event of Loss, such fact and the date of the occurrence thereof shall promptly be reported by the Lessee to the Lessor. In the case of any event described in clause (ii) of the preceding sentence, the Lessee shall determine, within six months of the occurrence of such event, whether such event constitutes an Event of Loss and shall furnish the Lessor with a copy of the opinion of an independent engineer upon which such determination is based.

                 (b) CONSEQUENCES OF AN EVENT OF LOSS. Upon the occurrence of an Event of Loss, the Lessee shall purchase the Undivided Interest by paying or causing to be paid to the Lessor the Stipulated Loss Value applicable on the first following Rent Payment Date occurring at least twenty (20) days following the occurrence of an Event of Loss, plus any Basic Rent and additional Supplemental Rent then due and payable, in which case this Lease shall terminate and the Lessor shall transfer the Undivided Interest to the Lessee on an as is, where is basis, free and clear of all Lessor's Liens and Owner Participant's Liens, but without any other recourse, representation or warranty, express or implied, by the Lessor or the Owner Participant; provided that where such Event of Loss results from loss, damage or destruction of the Facility or Site Interest, not later than 60 days prior to such Rent Payment Date the Lessee may irrevocably elect to, and shall thereafter, rebuild and restore the Facility and Site Interest to the condition in which it was required to be maintained at the time of such Event of Loss, in which case this Lease shall continue in full force and effect; provided further that no such election to rebuild or restore the Facility and Site Interest shall be permitted without the consent of the Lessor unless (x) the Lessee has established to the reasonable satisfaction of the Lessor that the aggregate uninsured cost of replacing and restoring the Facility and Site Interest and other assets of Newmont located in the Carlin Complex and damaged at the time of such occurrence do not exceed $50,000,000, and (y) the Company's then outstanding senior unsecured debt is rated at or above Investment Grade.
During any period of rebuilding or restoration of the Facility and the Site Interest after an Event of Loss, payments received by the Lessor, the Indenture Trustee or the Lessee from any Governmental Authority, insurer or other Person with respect to such Event of Loss (other than payments of insurance separately maintained by the Owner Participant which shall be paid to, or retained by the Owner Participant) shall be paid to or retained by the Indenture Trustee (or the Lessor after payment in full of the Notes and release of the Lien of the Indenture) and shall be applied in accordance with the provisions of Section 10(b). If an Event of Loss shall occur during any Renewal Term, the Lessee shall have the right to terminate this Lease, in which case the Lessee shall pay to the Lessor the then applicable Stipulated Loss Value on the following Rent Payment Date as provided above plus all accrued and unpaid Basic Rent and all Supplemental Rent relating to and payable in consequence of events occurring prior to the date of such termination.

                 (c) Damage Not Constituting an Event of Loss. In the event of damage to the Facility, the Easements or Site Interest which does not constitute an Event of Loss, the Lessee shall promptly restore the Facility, the Easements or Site Interest to the condition to which it is required to be maintained hereunder.

                 (d) Excess Loss Proceeds. Payments received by the Lessor, the Indenture Trustee or the Lessee of the type described in Section 9(b) or Section 9(e) in excess of Stipulated Loss Value or the amounts required to restore or replace that portion of the Facility or the Site Interest that has been destroyed, damaged, loss, condemned, confiscated, stolen, seized or requisitioned, as the case may be, shall be paid to the Lessee or the Lessor as their respective interests may appear.

                 (e) Application of Payments Not Relating to an Event of Loss. Unless a Bankruptcy Default, Payment Default or Event of Default shall have occurred and be continuing, payments (except under insurance separately maintained by the Owner Participant) received at any time by the Lessor, the Indenture Trustee, the Pass Through Trustee or the Lessee from any Governmental Authority, insurer or other Person with respect to any destruction, damage, loss, condemnation, confiscation, theft or seizure of or requisition of title to or use of the Undivided Interest or Lessor's interest in the Site Interest or any part thereof not constituting an Event of Loss shall be paid to or retained by the Indenture Trustee (or the Lessor after the payment in full of the principal of, premium, if any, and interest on, the Notes and the discharge of the Indenture) and first shall be applied in accordance with the provisions of Section 10(b) to restore or replace what has been destroyed, damaged, lost, condemned, confiscated, stolen, seized or requisitioned, and second in accordance with the provisions of Section 9(d).

                 (f) Other Dispositions. Notwithstanding the foregoing provisions of this Section 9, so long as a Bankruptcy Default, Payment Default or Event of Default shall have occurred and be continuing, any amount that would otherwise be payable to or for the account of, or that would otherwise be retained by, the Lessee pursuant to this Section 9 or Section 10 shall be paid to the Indenture Trustee (or the Lessor after the principal of, premium, if any, and interest on the Notes shall have been paid in full and the Lien of the Indenture shall have been discharged) as security for the obligations of the Lessee under this Lease and, at such time thereafter as no Bankruptcy Default, Payment Default or Event of Default shall exist, such amount shall be paid promptly to the Lessee unless this Lease shall theretofore have been declared to be in default pursuant to Section 17(a), in which event such amount shall be disposed of in accordance with the provisions hereof, of the Indenture and of the Trust Agreement.


                 SECTION 10.  INSURANCE.

                 (a) Coverages. The Lessee will, at its own expense, cause to be carried and maintained insurance, with financially sound and reputable insurers satisfactory to the Lessor, the following insurance with respect to the Facility and the operation thereof:

                 (i) "all risk" property insurance with respect to damage to or destruction of the Facility including fire and extended coverage insurance, with the broadest coverage then available and in any case including fire, theft, flood, water damage, collapse, earthquake, windstorm, hale, boiler and machinery, lightning, explosion and falling objects (i.e., aircraft) covering the full (100%) replacement cost of the Facility without deduction for depreciation;

                 (ii) business interruption insurance covering loss of revenues attributable to the total or partial suspension or delay of or interruption in the operation of the Facility caused by loss or damage to or the destruction of the Facility or the Facility Site as a result of the perils referred to in clause (i) above;

                 (iii) comprehensive general liability insurance, including contractual liability insurance, with a combined single limit of no less than $50,000,000 per occurrence for bodily injury, including personal injury, and property damage;

                 (iv) statutory workers' compensation insurance meeting all requirements of Applicable Law including coverage for employers' liability with limits of no less than $500,000 per accident; and

                 (v) comprehensive automobile liability insurance for all owned, non-owned, and hired vehicles with bodily injury limits of no less than $5,000,000 per person, $5,000,000 per accident, and property damage limits of no less than $5,000,000 per accident.

Deductibles in self insurance amounts with respect to any of such policies shall not exceed $2,500,000 on a per occurrence basis. All such policies shall in any event be in amounts (after deductibles or self-insurance amounts) and against risks (i) consistent with Prudent Mining Industry Practice, (ii) at least comparable in amounts and against risks customarily insured against by the Lessee for other properties of the Lessee located in the western United States and (iii) sufficient to prevent the Lessor and the Indenture Trustee from becoming at any time a co-insurer with respect to any loss relating to events or occurrences covered under any policy. Any policies with respect to property insurance shall (i) name the Lessee, the Lessor and the Indenture Trustee as insureds, as their interests may appear, and name the Indenture Trustee as sole loss payee so long as any Notes are outstanding and thereafter name the Lessor as sole loss payee, (ii) waive any right to claim any premiums or commissions against the Lessor, the Owner Participant or the Indenture Trustee, (iii) provide that the insurers shall waive any rights of subrogation against the Lessor, the Owner Participant or the Indenture Trustee, (iv) provide that if such insurance is cancelled for any reason whatsoever, or any substantial change is made in the coverage which affects the interest of the Lessor, the Owner Participant or the Indenture Trustee, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective against the Lessor, the Owner Participant or the Indenture Trustee for 60 days after receipt by the Lessor, the Owner Participant and the Indenture Trustee, respectively, of written notice from any applicable insurers of such cancellation, change or lapse, and (v) provide that each of the Lessor, the Owner Participant and the Indenture Trustee shall be permitted to make payments to effect the continuation of such insurance coverage upon notice of cancellation due to nonpayment of premiums. Each such policy shall be primary without right of contribution from any other insurance which is carried by the Lessor, the Owner Participant or the Indenture Trustee with respect to its interest in the Facility. Any policies with respect to general liability shall name the Lessor, the Owner Participant and the Indenture Trustee as additional insureds. The Lessee shall, within 30 days after the renewal of each such policy, furnish to the Lessor, the Owner Participant and the Indenture Trustee a certificate signed by an independent insurance broker satisfactory to the Lessor, the Owner Participant and the Indenture Trustee showing the insurance then maintained by the Lessee pursuant hereto and stating that in the opinion of such independent broker such insurance complies with the provisions hereof. The Lessee shall not reduce the amounts of its general liability insurance as in effect on the Closing Date. In the event that the Lessee shall fail to maintain insurance as herein provided the Lessor, the Owner Participant or the Indenture Trustee may at its option maintain insurance which is required to be maintained by the Lessee hereunder, and, in such event, the Lessee shall reimburse such party upon demand for the cost thereof, together with interest thereon at the Overdue Rate, as Supplemental Rent. Nothing in this Section 10 shall prohibit the Lessee or the

Owner Participant from placing at its expense insurance on or with respect to the Facility or the Undivided Interest, or the operation of either thereof, naming the Lessee or the Owner Participant, as the case may be, as insured and loss payee, in an amount exceeding the amount of insurance required to be maintained by the Lessee hereunder from time to time, unless, in the case of insurance maintained by the Lessee, such insurance would conflict with or otherwise limit the insurance to be provided or maintained by the Lessee in accordance herewith.


                 (b)      Application of Insurance Proceeds.  Subject to
Section 9(f), all insurance proceeds (except under insurance separately maintained by the Owner Participant) up to Lessor's Share of $10,000,000 on account of any physical loss or damage to the Undivided Interest, Lessor's interest in the Easements or the Site Interest or any part thereof (less the actual costs, fees and expenses incurred in the collection thereof) shall be paid to the Lessee, and all insurance proceeds (except under insurance separately maintained by the Owner Participant) equal to or greater than Lessor's Share of $10,000,000 in the aggregate on account of physical loss or damage shall be paid to the Indenture Trustee (or the Lessor after the principal of, premium, if any, and interest on the Notes shall have been paid in full and the Lien of the Indenture shall have been discharged) and all such proceeds shall be applied and dealt with as follows:


                 (i) except as provided in clause (ii) below, all such proceeds shall be paid over to the Lessee or as it may direct from time to time as restoration progresses, to pay (or reimburse the Lessee for) the cost of restoration, if the amount of such proceeds received by the Indenture Trustee or the Lessor, together with such additional amount, if any, theretofore expended by the Lessee out of its own funds for such restoration, are sufficient to pay the estimated cost of completing such restoration, but only upon a written application and an officer's certificate of the Lessee showing in reasonable detail the nature of such restoration and the estimated cost to complete such restoration and stating that no Bankruptcy Default, Payment Default or Event of Default has occurred and is continuing (which certification shall be concurred in by a licensed professional engineer). Upon the written request of the Lessee, accompanied by evidence satisfactory to the Owner Participant and the Indenture Trustee that such restoration has been completed and the costs thereof paid in full and that there are no mechanics' or similar Liens for labor or materials supplied in connection therewith, the balance, if any, of such proceeds shall be paid over or assigned to the Lessee or as it may direct; and

                 (ii) All such proceeds in respect of an Event of Loss for which no election has been (or can be) made as provided in Section 9(b) shall be applied to pay Stipulated Loss Value in accordance with
         Section 9(b) and thereafter in accordance with Section 9(d).


                 SECTION 11.  INDEMNIFICATION.

                 The Lessee agrees, whether or not any of the transactions contemplated hereby shall be consummated and whether or not this Lease shall have expired or terminated, to assume liability for, and to indemnify, protect, save and keep harmless each Indemnitee on the terms and conditions set forth in
Section 13 of the Participation Agreement.


                 SECTION 12.  ASSIGNMENT OR SUBLEASE.

                 The Lessee may not assign its leasehold interest under this Lease without the Lessor's prior written consent to be given or withheld in the Lessor's absolute and sole discretion, except that the Lessee may assign its leasehold interest under this Lease to any of its Affiliates, but unless the Owner Participant and the Indenture Trustee have consented to such assignment the Lessee will remain primarily liable for the performance of its obligations hereunder. Concurrently with any assignment pursuant to this Section 12, the Lessor, the Indenture Trustee and Owner Participant shall receive satisfactory assignment and assumption agreements, opinions and any other documents or instruments reasonably requested by the Lessor, the Indenture Trustee or Owner Participant in connection with such assignment. So long as the outstanding senior unsecured debt of Newmont shall be rated Investment Grade, the Lessee may, without the consent of the Lessor, sublease the Undivided Interest or the Facility to any Person. Notwithstanding any such sublease, the Lessee will remain primarily liable for the performance of all of its obligations hereunder. Any such sublease shall be subject and subordinate to this Lease.


                 SECTION 13.  LEASE RENEWALS.

                 (a) LEASE RENEWAL. At the end of the Basic Lease Term or the then applicable Renewal Term, as the case may be, provided that no Event of Default or Bankruptcy Default shall have occurred and be continuing and the Notes shall have been paid in full, the Lessee shall have the right to exercise one of the following two options to renew the term of this Lease for the Renewal Term or Terms described below:

                 (1) At the end of the Basic Lease Term, the Fixed Rate Renewal Term, if any, elected by the Lessee under clause (2) below, or any expiring Fair Market Renewal Term theretofore elected by the Lessee under this clause (1), upon notice given as provided in Section 13(b), the Lessee may renew the term of this Lease during the remaining term of the Facility Agreements for one or more periods of not less than two years (each such period so determined being herein referred to as a Fair Market Renewal Term), each at a Fair Market Rental Value, payable on each Rent Payment Date occurring during such Fair Market Renewal Term; provided, however, that if the Lessee shall elect more than one Fair Market Renewal Term, all such Fair Market Renewal Terms shall be successive; and provided, further, that notwithstanding the foregoing, the last Fair Market Renewal Term may be for a period of less than two years if the period from the expiration of the preceding Fair Market Renewal Term to the expiration date of the Ground Lease and Easement shall be less than two years; and

                 (2) Upon notice given as provided in Section 13(b), at the end of the Basic Lease Term only, the Lessee may renew the term of this Lease for one period of one year (such period so determined being herein referred to as the Fixed Rate Renewal Term).

                 (b) NOTICE. Not less than eighteen months prior to the expiration date of the Basic Lease Term, the Fixed Rate Renewal Term or any then applicable Fair Market Renewal Term, the Lessee may indicate its desire to exercise the lease renewal option described in either Section 13(a)(1) or, only in respect of the expiration of the Basic Lease Term, Section 13(a)(2). Any such election shall be irrevocable as to the Lessee, but be binding on the Lessor only if on the effective date thereof no Event of Default or Bankruptcy Default shall have occurred and be continuing.

                 (c) TERMS. All the terms and provisions of this Lease shall be applicable during any Renewal Term.

                 (d) DETERMINATIONS. If the Lessee and the Owner Participant shall have failed to agree upon the Fair Market Rental Value and the Fair Market Value (which Fair Market Value shall be estimated both as of the commencement of the relevant Renewal Term and as of the end thereof) of the Undivided Interest at least six months prior to the commencement of the relevant Renewal Term, such values shall be determined by the Appraisal Procedure.


                 SECTION 14.  PURCHASE OPTIONS.

                 Unless an Event of Default or Bankruptcy Default shall have occurred and be continuing, the Lessee shall have the right to exercise one of the following options to purchase the Undivided Interest:

                 (1) On the Early Buy-Out Date, at a purchase price equal to the sum of (a) the Early Buy-Out Price and (b) any Basic Rent and Supplemental Rent then due (the Early Purchase Option);

                 (2) On the date of expiration of the Basic Lease Term, the Fixed Rate Renewal Term or any then applicable Fair Market Renewal Term, at a purchase price equal to Fair Market Value; or

                 (3) On the date of expiration of the Basic Lease Term, at a purchase price equal to the Fixed Price Option Price.

Written notice of the Lessee's election (i) to exercise the Early Purchase Option shall be given to the Lessor and the Owner Participant at least 180 days prior to the Early Buy-Out Date or (ii) to purchase the Undivided Interest under either clause (2) or clause (3) above shall be given to the Lessor and the Owner Participant at least eighteen months prior to the date of purchase. Any election hereunder shall be irrevocable as to the Lessee, but be binding on the Lessor only if on the effective date thereof no Event of Default or Bankruptcy Default shall have occurred and be continuing. In the event of an election under clause (2) above, the Lessee and the Owner Participant shall promptly agree upon the Fair Market Value of the Undivided Interest as of the date fixed for purchase or, if they shall have failed to agreed on such Fair Market Value at least six months prior to the date of purchase, such Fair Market Value shall be determined by the Appraisal Procedure. If the Lessee shall have elected to purchase the Undivided Interest hereunder, payment of the applicable purchase price (or, in the case of the Early Purchase Option, the portion of the Early Buy-Out Price payable on the Early Buy-Out Date, as set forth in Schedule 4 hereto) be made in immediately available funds against delivery of (i) a bill of sale transferring and assigning to the Lessee all right, title and interest of the Lessor in and to the Undivided Interest free and clear of all Lessor's Liens and all Owner Participant's Liens, but without other recourse, representation or warranty, and (ii) the agreement of the Lessor and the Indenture Trustee (if the Indenture shall not have been satisfied and discharged prior to such date) (in recordable form) terminating their respective interests in the Undivided Interest and under the Transaction Documents to which the Lessor or the Indenture Trustee, as the case may be, is a party, except that indemnity obligations of the Lessee with respect to periods prior to the date of purchase shall survive. In connection with any sale by the Lessor to the Lessee under this Section 14, the Lessor may specifically disclaim representations and warranties (other than as contemplated by clause (i) of the preceding sentence) in a manner comparable to that set forth in the second sentence of Section 6(b).


                 SECTION 15.  EARLY TERMINATION.

                 (a) In addition to the rights of the Lessee under Section 8 above and subject to the last sentence hereof, on any Rent Payment Date occurring after July 5, 2003, the Lessee may terminate this Lease if (i) the Lessee, in its sole discretion (as evidenced by an Officer's Certificate), shall have determined that the Facility is obsolete or surplus or uneconomic for the Lessee's needs, (ii) the Facility shall be in the condition and repair required by Section 5 for the return of the Undivided Interest and (iii) no Event of Default, Payment Default or Bankruptcy Default shall have occurred and be continuing. Such termination shall occur on a Rent Payment Date which shall be not less than six months following the date on which the Lessee shall have delivered written notice of termination (the Termination Date). On the Termination Date, unless the Lessor shall have elected to retain the Undivided Interest pursuant to paragraph (b) hereof, the Lessee shall pay to the Lessor the Termination Value, plus any Rent then due and payable and unpaid.
Following the notice of termination delivered hereunder, unless the Lessor shall have elected to retain the Undivided Interest pursuant to paragraph (b) hereof, the Lessee, as the non-exclusive agent for the Lessor, shall use its best efforts to effect a sale of the Undivided Interest for cash to a Person which is not an Affiliate of the Lessee. The Lessee shall certify to the Lessor the identity of any bidder and the terms of the purchase proposed. The Lessor shall have the concurrent right to seek, directly or through other agents, cash bids for such purchase. On the Termination Date the Lessor shall effect a transfer of the Undivided Interest to the Person, if any, who shall have submitted the highest bid for the purchase of the Undivided Interest.
Upon any such sale and receipt of the proceeds thereof (but not earlier than the Termination Date) the net proceeds of such sale shall be paid to the Lessee, to the extent of Termination Value theretofore paid hereunder, and the balance, if any, of such proceeds shall be paid to the Lessor. If, however, no sale of the Undivided Interest shall have been completed on or prior to the Termination Date, this Lease shall continue in full force and effect. It is understood and agreed that the Lessee shall have the right to deliver a maximum of two notices of termination under this Section 15.

                 (b) Right of Lessor to Retain Undivided Interest. The Lessor may with the consent of the Owner Participant irrevocably elect to retain, rather than sell, the Undivided Interest in the event a termination notice has been delivered by the Lessee pursuant to paragraph (a) of this
Section 15 by giving written notice to the Lessee and the Indenture Trustee at least 45 days prior to the Termination Date. If the Lessor elects to retain the Undivided Interest pursuant to this paragraph (b), the Lessor, on the Termination Date, shall pay to the Indenture Trustee an amount equal to the principal amount of the outstanding Notes to be redeemed in connection with such termination plus all interest accrued on such principal amount to the applicable Redemption Date as provided for in the Indenture plus the premium, if any, due on the Notes on such Termination Date. If the Lessor elects to retain the Undivided Interest pursuant to this paragraph (b), the Lessee shall
(A) pay to the Lessor on the Termination Date any unpaid Rent (including an amount equal to the prepayment premium, if any, due on the Notes and the interest which will accrue on the principal amount of the Notes to be redeemed in connection with such termination to the Termination Date) due on or prior to such Termination Date, but shall not be required to pay Termination Value and
(B) deliver to the Lessor on the Termination Date such instrument as the Lessor shall reasonably request to evidence the release of the Undivided Interest from all Liens other than Lessor's Liens, Owner Participant's Liens or the Lien of the Indenture.


                 SECTION 16.  EVENTS OF DEFAULT.

                 (a) The term Event of Default, wherever used herein, shall mean any of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary, or come about or be effected by operation of law, or be pursuant to or in compliance with any Governmental Rule or Governmental Action):

                 (1) the Lessee shall fail to make, or cause to be made, payment of Basic Rent, Stipulated Loss Value, Termination Value or any payment required to be made in accordance with Section 3.2(b) of the Tax Indemnity Agreement within 5 Business Days after the due date; or

                 (2) the Lessee shall fail to make any other payment of Supplemental Rent within 20 Business Days after receipt by the Lessee of written notice from the Lessor; or

                 (3) the Lessee shall fail to perform or observe in any material respect any other covenant, condition or agreement to be performed or observed by it hereunder, or under any other Transaction Document, which failure shall continue unremedied for 30 days after receipt of written notice from the Lessor, unless (a) such default is curable but cannot be cured within 30 days (it being understood that a breach of Section 12 is not a curable Default), and (b) the Lessee is diligently pursuing the cure of such default, provided that, unless Lessee exercises its purchase option in accordance with paragraph (b) below, such default must be cured within 365 days, except that certain defaults, such as operating the Facility in violation of Environmental Laws, which would materially reduce the value of the Facility or expose the Owner Participant or the Owner Trustee to recourse liability, must be cured within 90 days; or

                 (4) any material representation or warranty (other than the Lessee's Tax Representations) by the Lessee in this Lease, any other Transaction Document to which the Lessee is a party, or any agreement, document or certificate delivered by the Lessee in connection herewith or therewith shall prove to have been incorrect in any material respect when any such representation or warranty was made or given, shall remain material when discovered and shall not have been cured within 30 days after receipt of written notice by the Lessee from the Lessor, unless the Lessee shall be diligently proceeding to cure such representation and shall effect such cure within 180 days after receipt of such written notice; or

                 (5) the Lessee shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official or agency in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or an involuntary case or other proceeding shall be commenced against the Lessee seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official or agency of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or

                 (6) the declaration of an event of default under any Financing Lease to which the Lessee is a party, as lessee;


                 (7) the Ground Lease and Easement shall have terminated or be of no further force and effect, or

                 (8) the Lessee shall have failed to maintain the insurance required by clauses (i) and (iii) of Section 10(a) and such failure has continued for five Business Days after written notice thereof from the Lessor.

                 (b) Incurable Default. Notwithstanding Sections 16(a)(3) and 16(a)(4), if (i) the Lessee is diligently pursuing the cure of a Default which has remained unremedied for a period of at least (x) 270 days, in the case of Defaults under Section 16(a)(3) (70 days, if the applicable cure period is 90 days in accordance with Section 16(a)(3)), or (y) 100 days, in the case of Defaults under Section 16(a)(4), (ii) the Lessee, in its reasonable judgment, does not believe that such Default can be cured within the applicable cure period, and (iii) the Lessee has demonstrated to the reasonable satisfaction of the Owner Participant its inability to cure such Default within such applicable cure period, the Lessee shall have the right, upon at least 20 days' written notice, to purchase the Undivided Interest at the end of the applicable cure period. On the first Business Day following the end of such applicable cure period, the Lessee shall pay to the Lessor the higher of the then Fair Market Value of the Facility or the Stipulated Loss Value and the Lessor shall deliver to the Lessee the documents stipulated in the penultimate sentence of Section 14.


                 SECTION 17.  REMEDIES.

                 (a) REMEDIES. Upon the occurrence of any Event of Default and so long as the same shall be continuing, the Lessor may, at its option, declare this Lease to be in default by written notice to such effect given to the Lessee, and at any time thereafter the Lessor may exercise one or more of the following remedies, as the Lessor in its sole discretion shall elect:

                 (1) the Lessor may, by notice to the Lessee, rescind or terminate this Lease and exercise its rights under the Facility Agreements;

                 (2) the Lessor may sell the Undivided Interest, together with its interest under the Ground Lease and Easement, the Facility Agreements and any other Transaction Document to which the Lessor is a party, or any part thereof, at public or private sale, as the Lessor may determine, free and clear of any rights of the Lessee in the Undivided Interest and without any duty to account to the Lessee with respect to such action or inaction or any proceeds with respect thereto (except to the extent required by paragraph (4) below if the Lessor shall elect to exercise its rights thereunder), in which event the Lessee's obligation to pay Basic Rent hereunder for periods commencing after the date of such sale shall be terminated (except to the extent that Basic Rent is to be included in computations under paragraph (3) or (4) below if the Lessor shall elect to exercise its rights thereunder);


                 (3) the Lessor may, whether or not the Lessor shall have exercised or shall thereafter at any time exercise its rights under paragraph (2) above, demand, by written notice to the Lessee specifying a Rent Payment Date not earlier than 10 days after the date of such notice, that the Lessee pay to the Lessor, and the Lessee shall pay to the Lessor, on the Rent Payment Date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent due after the Rent Payment Date specified in such notice), any unpaid Rent due through the Rent Payment Date specified in such notice plus whichever of the following amounts the Lessor, in its sole discretion, shall specify in such notice (together with interest on such amount at the interest rate specified in Section 3(b)(3) from the Rent Payment Date specified in such notice to the date of actual payment):



                          (i) an amount equal to the excess, if any, of Stipulated Loss Value, computed as of the Rent Payment Date specified in such notice, over the Fair Market Rental Value of the Undivided Interest (determined on the basis of the actual condition of the Facility) until the end of the Basic Lease Term or the then applicable Renewal Term, after discounting such Fair Market Rental Value semiannually to present value as of the Rent Payment Date specified in such notice at a rate equal to the Overdue Rate as of the date of such notice;


                          (ii) an amount equal to the excess, if any, of such Stipulated Loss Value over the Fair Market Value of the Undivided Interest (determined on the basis of the actual condition of the Facility) as of the Rent Payment Date specified in such notice;


                          (iii) an amount equal to the greater of (A) such Stipulated Loss Value, (B) such discounted Fair Market Rental Value or (C) such Fair Market Value (assuming, in the case of (B) and (C) above, that the Facility was then maintained in accordance with this Lease) and, in such event, upon full payment by the Lessee of all sums due hereunder, the Lessor shall, at its option, either (x) exercise its reasonable best efforts promptly to sell the Undivided Interest together with its interest under the Facility Agreements and any other Transaction Document to which the Lessor is a party, and pay over to the Lessee the sale proceeds up to the amount claimed under (A), (B) or (C) above and actually paid by the Lessee to the Lessor, or (y) deliver to the Lessee (AA) a bill of sale transferring and assigning to the Lessee all right, title and interest of the Lessor in and to the Undivided Interest free and clear of all Lessor's Liens and Owner Participant's Liens, but without recourse or warranty, and (BB) the agreement of the Lessor terminating its interest under the Facility Agreements and any other Transaction Document to which the Lessor is a party, whereupon this Lease shall terminate, except that indemnity obligations of the Lessee that relate to the period prior to the date of termination shall survive; or


                          (iv) an amount equal to the excess of (A) the present value as of the Rent Payment Date specified in such notice of all installments of Basic Rent until the end of the Basic Lease Term, discounted semiannually at a rate equal to the Average Applicable Rate, over (B) the present value as of such Rent Payment Date of the Fair Market Rental Value of the Undivided Interest (determined on the basis of the actual condition of the Facility) until the end of the Basic Lease Term, discounted semiannually at a rate equal to the Average Applicable Rate; or

                 (4) if the Lessor shall have sold the Undivided Interest together with its interest under the Ground Lease and Easement, the Facility Agreements and any other Transaction Document to which the Lessor is a party pursuant to paragraph (2) above, the Lessor, in lieu of exercising its rights under paragraph (3) above with respect to the Undivided Interest and its interest under the Facility Agreements and any other Transaction Document to which the Lessor is a party, may, if it shall so elect, demand that the Lessee pay to the Lessor, and the Lessee shall pay to the Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (in lieu of Basic Rent due for periods commencing after the next Rent Payment Date following the date of such sale), any unpaid Basic Rent and Supplemental Rent due through such Rent Payment Date plus the amount of any deficiency between the sale proceeds and Stipulated Loss Value, computed as of such Rent Payment Date together with interest at the Overdue Rate on the amount of such Rent and such deficiency from the date of such sale until the date of actual payment.


                 (b) NO RELEASE. No rescission or termination of this Lease, in whole or in part, or repossession of the Undivided Interest or exercise of any remedy under paragraph (a) of this Section 17 shall, except as specifically provided therein, relieve the Lessee of any of its liabilities and obligations hereunder. In addition, the Lessee shall be liable, except as otherwise provided above, for any and all unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies, including all reasonable legal fees and other costs and expenses incurred by the Lessor or the Indenture Trustee by reason of the occurrence of any Event of Default or the exercise of the Lessor's remedies with respect thereto. At any sale of the Undivided Interest and the Lessor's interest under the Ground Lease and Easement, the Facility Agreements and any Transaction Documents to which the Lessor is a party or any part thereof pursuant to Section 17(a), the Lessor, the Owner Participant or the Indenture Trustee may bid for and purchase such property.

                 (c) REMEDIES CUMULATIVE. No remedy under paragraph (a) of this Section 17 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy provided under such paragraph (a) or otherwise available to the Lessor at law or in equity. No express or implied waiver by the Lessor of any Default or Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Default or Event of Default. The failure or delay of the Lessor in exercising any rights granted it hereunder upon any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingencies or similar contingencies and any single or partial exercise of any particular right by the Lessor shall not exhaust the same or constitute a waiver of any other right provided herein. To the extent permitted by Applicable Law, the Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require the Lessor to sell, lease or otherwise use the Undivided Interest or the Facility in mitigation of the Lessee's damages as set forth in paragraph (a) of this
Section 17 or which may otherwise limit or modify any of the Lessor's rights and remedies provided in such paragraph.

                 (d) EXERCISE OF OTHER RIGHTS OR REMEDIES. In addition to all other rights and remedies provided in this Section 17, the Lessor may exercise any other right or remedy that may be available to it under Applicable Law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof.


                 SECTION 18.  NOTICES.

                 All communications and notices provided for in this Lease shall be given in person or by means of telex, facsimile, or other wire transmission (with request for assurance of receipt in a manner typical with respect to communications of that type), or mailed by registered or certified mail, or by a nationally recognized overnight courier service, addressed as follows:

                 (i)      if to the Lessor:

                                 Shawmut Bank Connecticut, National Association,
                                     as OwnerTrustee
                                 777 Main Street
                                 Hartford, CT 06115
                                     Attention:  Corporate Trust Administration;

                 (ii)     if to the Lessee:

                                 Newmont Gold Company
                                 One United Bank Center
                                 1700 Lincoln Street
                                 Denver, CO 80203
                                     Attention:  Treasurer;

                 (iii)    in each case with copies to:

                          (A)  the Indenture Trustee:
                                     The First National Bank of Chicago,
                                          as Indenture Trustee
                                     One First National Plaza, Suite 0126
                                     Chicago, IL 60670
                                          Attention:  Corporate Trust Division;
and

                          (B)  the Owner Participant:

                                     Philip Morris Capital Corporation
                                     800 Westchester Avenue
                                     Rye Brook. NY 10573-1301
                                          Attention:  Vice President-Leasing

or at such other address as such parties or such Persons shall from time to time designate by notice in writing to such other parties or such other Persons. All such communications and notices given in such manner shall be effective on the date of receipt of such communication or notice.


                 SECTION 19.  SUCCESSORS AND ASSIGNS.

                 This Lease, including all agreements, covenants, representations and warranties, shall be binding upon and inure to the benefit of the Lessor and its successors and permitted assigns, and the Lessee and its successors and, to the extent permitted hereby, assigns.


                 SECTION 20.  RIGHT TO PERFORM FOR LESSEE.

                 If the Lessee shall fail to make any payment of Rent to be made by it hereunder or shall fail to perform or comply with any of its other agreements contained herein, the Lessor, the Owner Participant or the Indenture Trustee may, but shall not be obligated to, make such payment or perform or comply with such agreement, and the amount of such payment and the amount of all costs and expenses (including reasonable attorneys' and other professionals' fees and expenses) of the Lessor, the Owner Participant or the Indenture Trustee incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Overdue Rate, shall be deemed Supplemental Rent, payable by the Lessee upon demand.


                 SECTION 21.  AMENDMENTS AND MISCELLANEOUS.

                 (a) AMENDMENTS IN WRITING. The terms of this Lease shall not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by the Lessor and the Lessee.

                 (b)      SURVIVAL.  All agreements, indemnities,
representations and warranties contained in the Transaction Documents or any agreement, document or certificate delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Lease and the expiration or other termination of this Lease.

                 (c) SEVERABILITY OF PROVISIONS. Any provision of this Lease which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and no such prohibition or unenforceability in any jurisdiction shall invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Applicable Law, the Lessee hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

                 (d) TRUE LEASE. This Lease constitutes an agreement of lease as to the Undivided Interest, and an agreement of sublease as to the undivided interest in the Site Interest, and nothing herein shall be construed as conveying to the Lessee any right, title or interest in or to the Facility (including the Undivided Interest) or the Site Interest (including such undivided interest), except as lessee or sublessee.

                 (e) ORIGINAL LEASE. The single executed original of this Lease marked "Original" shall be the "Original" of this Lease. To the extent that this Lease constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Lease may be created through the transfer or possession of any counterpart other than the "Original".

                 (f) OTHER LEASE. Newmont shall not exercise its rights to terminate the Other Lease and/or purchase the interest in the Facility being leased thereby under section 8(h), 9(b), 14, 15 thereof, to renew such Other Lease under Section 13 thereof, to assign or sublease the interest leased thereby to any Person pursuant to Section 12 thereof or to cause the Other Owner Trustee to issue notes pursuant to Section 8(g) thereof or Section 14 of the Other Participation Agreement, unless Newmont, as Lessee, shall be capable at such time of taking the same actions under the parallel sections of this Lease or the Participation Agreement, as the case may be, and concurrently exercises its right to do so.

                 (g) GOVERNING LAW. To the extent permitted by Applicable Law, this Lease shall be governed by and construed in accordance with the law of the State of New York.

                 (h) HEADINGS. The division of this Lease into sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Lease.

                 (i) COUNTERPART EXECUTION. This Lease may be executed in any number of counterparts and by each of the parties hereto on separate counterparts, all such counterparts together constituting but one and the same instrument, with the counterparts delivered to the Indenture Trustee pursuant to the Indenture being deemed the "Original" and all other counterparts being deemed duplicates.


                 IN WITNESS WHEREOF, the parties hereto have each caused this Lease to be duly executed as of the date first above written, by their respective officers thereunto duly authorized.

                                        SHAWMUT BANK CONNECTICUT, N.A.,
                                           not in its individual capacity,
                                           but solely as Owner Trustee
                                           under Trust Agreement [No. 1][No. 2],
                                           dated as of July 15, 1994, with
                                           Philip Morris Capital Corporation

                                        By
                                          --------------------------------------
                                                         [Title:]


                                        NEWMONT GOLD COMPANY,
                                                        as Lessee

                                        By
                                          --------------------------------------
                                                          Treasurer

                                                                      SCHEDULE 1
                                                                          to
                                                                         LEASE


                              PRICING ASSUMPTIONS



                 Basic Rent, Stipulated Loss Value, Special Casualty and Early Buy-Out Price, as set forth in the Lease as originally executed, have been computed on the basis of the following pricing assumptions:

INVESTMENT PERCENTAGE                              24.39462%

LOAN PERCENTAGE                                    75.60538%

INTEREST RATE ON INITIAL SERIES NOTE               8.45% per annum
   (WEIGHTED AVERAGE)

DEPRECIATION DEDUCTIONS                            7-year recovery period
                                                   deductions in respect of
                                                   99.75% of Facility Cost; and
                                                   15-year recovery period
                                                   deductions in respect of
                                                   0.25% of Facility Cost

OWNER PARTICIPANT'S TAX YEAR-END                   December 31

CLOSING DATE                                       September 28, 1994

TRANSACTION EXPENSES                               1% of Facility Cost paid by
                                                   the Owner Participant in
                                                   addition to its Investment

INTERIM RENT                                       An amount equal to accrued
                                                   and unpaid interest on the
                                                   Notes through July 5, 1995.

                                                                      SCHEDULE 1
                                                                          to
                                                                         LEASE


RENT PAYMENT DATES                                 January 5 and July 5 of each
                                                   year, except that the last
                                                   Rent Payment Date shall
                                                   occur on September 28, 2015

FIRST RENT PAYMENT DATE                            July 5, 1995

EARLY BUY-OUT DATE                                 January 5, 2012

LAST RENT PAYMENT DATE                             September 28, 2015

MARGINAL TAX RATE                                  35%, plus 1% in respect of
                                                   state tax

ESTIMATED TAX PAYMENTS                             100% current, quarterly

ACCOUNTING METHOD                                  Accrual

AMORTIZATION OF NOTES                              See attachments

                                                                     SCHEDULE 2
                                                                         to
                                                                       LEASE


                              SCHEDULE OF BASIC
                                RENT PAYMENTS



 Basic Rent                                      Basic
Payment Date                                Rent Percentage
- ------------                                ---------------

                                 ADVANCE RENT             ARREARS RENT
January 5, 1996                    3.19432740
July 5, 1996                                               5.10272487
January 5, 1997                    3.11369760
July 5, 1997                                               5.18335466
January 5, 1998                    3.02625459
July 5, 1998                                               5.27079767
January 5, 1999                    2.93142265
July 5, 1999                                               5.36562962
January 5, 2000                    2.87189625
July 5, 2000                                               5.42515602
January 5, 2001                    2.76402102
July 5, 2001                                               5.53303124
January 5, 2002                    2.64703034
July 5, 2002                                               5.65002192
January 5, 2003                    2.56336871
July 5, 2003                                               5.73368355
January 5, 2004                    3.03893988
July 5, 2004                                               5.25811238
January 5, 2005                    5.69076092
July 5, 2005                                               2.60629135
January 5, 2006                    7.91858282
July 5, 2006                                               2.00971090
January 5, 2007                    8.40116990
July 5, 2007                                               1.73967175
January 5, 2008                    8.69503396
July 5, 2008                                               1.44580770
January 5, 2009                    9.01482493
July 5, 2009                                               1.12601672
January 5, 2010                    9.36283031
July 5, 2010                                               0.77801135
January 5, 2011                    9.74153937
July 5, 2011                                               0.39930229
January 5, 2012                   10.14084166
July 5, 2012                      10.08079813
January 5, 2013                    0.06004353
July 5, 2013                      10.14084166
January 5, 2014
July 5, 2014                      10.14084166
January 5, 2015
July 5, 2015                       2.04034704
Sep 28 2015                                                0.29768035
                                 ------------             -----------
TOTAL:                           127.57941430             58.92500434

                                                                      SCHEDULE 3
                                                                           to
                                                                         LEASE


                       SCHEDULE OF STIPULATED LOSS VALUES


                                                                         Percent
                                                                           of
       Date                                                           Facility Cost
       ----                                                           -------------
Sep 28, 1994                                                          103.31371
Jul 5, 1995                                                           110.35541
Jan 5, 1996                                                           114.58518
Jul 5, 1996                                                           110.29407
Jan 5, 1997                                                           114.08924
Jul 5, 1997                                                           109.50849
Jan 5, 1998                                                           113.05253
Jul 5, 1998                                                           108.25087
Jan 5, 1999                                                           111.60014
Jul 5, 1999                                                           106.61045
Jan 5, 2000                                                           109.73313
Jul 5, 2000                                                           104.53088
Jan 5, 2001                                                           107.46148
Jul 5, 2001                                                           102.07539
Jan 5, 2002                                                           104.85799
Jul 5, 2002                                                            99.36320
Jan 5, 2003                                                           102.05956
Jul 5, 2003                                                            96.50001
Jan 5, 2004                                                            99.11080
Jul 5, 2004                                                            93.43806
Jan 5, 2005                                                            95.97758
Jul 5, 2005                                                            90.11072
Jan 5, 2006                                                            92.57105
Jul 5, 2006                                                            84.92261
Jan 5, 2007                                                            87.27127
Jul 5, 2007                                                            79.27591
Jan 5, 2008                                                            81.50246
Jul 5, 2008                                                            73.37168
Jan 5, 2009                                                            75.47416
Jul 5, 2009                                                            67.20460
Jan 5, 2010                                                            69.18105
Jul 5, 2010                                                            60.76976
Jan 5, 2011                                                            62.61863
Jul 5, 2011                                                            54.06297
Jan 5, 2012                                                            55.78314
Jul 5, 2012                                                            46.86531
Jan 5, 2013                                                            37.95394
Jul 5, 2013                                                            39.24140
Jan 5, 2014                                                            29.92397
Jul 5, 2014                                                            31.01717
Jan 5, 2015                                                            21.39448
Jul 5, 2015                                                            22.21205
Sep 28, 2015                                                           20.00000




                                                                      SCHEDULE 4
                                                                          to
                                                                        LEASE


                        SCHEDULE OF EARLY BUY-OUT PRICE



                                                                             Percent
                                                                                of
              Date                                                        Facility Cost
              ----                                                        -------------
January 5, 2012                                                              47.7000%

Payable In Installments, as follows:

January 5, 2012                                                             30.76164%

April 15, 2012                                                               4.23459

June 15, 2012                                                                4.23459

September 15, 2012                                                           4.23459

December 15, 2012                                                            4.23459

                                                                      SCHEDULE 5
                                                                           to
                                                                         LEASE


                         SCHEDULE OF TERMINATION VALUES






Termination Date                                                Termination Value
- ----------------                                                -----------------
Sep 28, 1994                                                          103.31371
Jul 5, 1995                                                           110.35541
Jan 5, 1996                                                           114.58518
Jul 5, 1996                                                           110.29407
Jan 5, 1997                                                           114.08924
Jul 5, 1997                                                           109.50849
Jan 5, 1998                                                           113.05253
Jul 5, 1998                                                           108.25087
Jan 5, 1999                                                           111.60014
Jul 5, 1999                                                           106.61045
Jan 5, 2000                                                           109.73313
Jul 5, 2000                                                           104.53088
Jan 5, 2001                                                           107.46148
Jul 5, 2001                                                           102.07539
Jan 5, 2002                                                           104.85799
Jul 5, 2002                                                            99.36320
Jan 5, 2003                                                           102.05956
Jul 5, 2003                                                            96.50001
Jan 5, 2004                                                            99.11080
Jul 5, 2004                                                            93.43806
Jan 5, 2005                                                            95.97758
Jul 5, 2005                                                            90.11072
Jan 5, 2006                                                            92.57105
Jul 5, 2006                                                            84.92261
Jan 5, 2007                                                            87.27127
Jul 5, 2007                                                            79.27591
Jan 5, 2008                                                            81.50246
Jul 5, 2008                                                            73.37168
Jan 5, 2009                                                            75.47416
Jul 5, 2009                                                            67.20460
Jan 5, 2010                                                            69.18105
Jul 5, 2010                                                            60.76976
Jan 5, 2011                                                            62.61863
Jul 5, 2011                                                            54.06297
Jan 5, 2012                                                            55.78314
Jul 5, 2012                                                            46.86531
Jan 5, 2013                                                            37.95394
Jul 5, 2013                                                            39.24140
Jan 5, 2014                                                            29.92397
Jul 5, 2014                                                            31.01717
Jan 5, 2015                                                            21.39448
Jul 5, 2015                                                            22.21205
Sep 28, 2015                                                           20.00000




                                                                       EXHIBIT A
                                                                           TO
                                                                         LEASE


                           CERTIFICATE OF ACCEPTANCE

                            Dated September __, 1994


                 Reference is hereby made to the LEASE, dated as of September 1, 1995 (the LEASE), between SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee under Trust Agreement [No. 1][No. 2], dated as of July 15, 1994, with Philip Morris Capital Corporation, as Lessor (the LESSOR) and NEWMONT GOLD COMPANY, as Lessee (the LESSEE).

                 (1)      THE FACILITY.

                 The Lessee hereby certifies that the Facility, an Undivided Interest in which, equal to the Lessor's Share, is the subject of the Lease referred to herein, has been inspected by the Lessee, found to be in good order and is ready and available for use. The Lessee hereby further certifies that the Undivided Interest has been accepted under the Lease on the date hereof. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Appendix A to the Participation Agreement, dated as of July 15, 1994, among Philip Morris Capital Corporation, as Owner Participant, the Lessor, Shawmut Bank Connecticut, N.A. in its individual capacity and as Owner Trustee, The First National Bank of Chicago, as Indenture Trustee, The First National Bank of Chicago in its individual capacity and as Pass Through Trustee and the Lessee.

                 (2)      REPRESENTATIONS BY THE LESSEE.

                 The Lessee hereby represents and warrants to the Owner Participant, the Lessor, and the Indenture Trustee that:

                 (a) The representations and warranties of the Lessee set forth in the Participation Agreement are true and correct in all material respects as though made on and as of the date of hereof;

                                                                       EXHIBIT A
                                                                           to
                                                                         LEASE


                 (b) The Lessee has satisfied or complied with all requirements set forth in the Participation Agreement to be satisfied or complied with on or prior to the date hereof;

                 (c) No Default or Event of Default has occurred and is continuing on the date hereof;

                 (d) The Lessee has obtained, or caused to be obtained, and there are in full force and effect, such insurance policies with respect to the Facility and the Facility Site as are required to be obtained under the terms of the Lease; and

                 (e) The Lessee has caused the Facility to be duly marked in accordance with Section 8(i) of the Lease.


                 IN WITNESS WHEREOF, the Lessee has caused this Certificate of Acceptance to be duly executed by one of its officers thereunto duly authorized this __ day of September, 1994.


                                                   NEWMONT GOLD COMPANY,
                                                         as Lessee


                                                By
                                                  ------------------------------
                                                              Treasurer


Accepted on the date set forth above
on behalf of the Lessor:


SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, as Owner Trustee


By
  -----------------------------
         Title:





                                      -2-